ShoreTel Reports Financial Results for Fourth Quarter and Fiscal Year 2013

Record Premise Revenue and Profits, 35% Cloud Revenue Growth

SUNNYVALE, Calif., Aug. 8, 2013 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple unified communications platforms, including business phone systems, applications, and mobile UC solutions, today announced financial results for its fiscal fourth quarter and fiscal year 2013.

For the fourth quarter of fiscal 2013, revenue was a record $85.6 million, an increase of 9 percent sequentially over the third quarter of fiscal 2013 and an increase of 9 percent from the fourth quarter of fiscal 2012. Non-GAAP net income for the fourth quarter of fiscal year 2013 was $3.4 million, or $0.06 per share which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments. This compares with a non-GAAP net loss of $0.2 million, or $0.00 per share, in the fourth quarter of fiscal 2012.

For the 2013 fiscal year, revenue was a record of $313.5 million, up 27 percent from fiscal year 2012. The non-GAAP net loss for fiscal year 2013 was $1.6 million, or $0.03 per share, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, litigation settlement costs, severance and other charges, and related tax adjustments. This compares with a non-GAAP net loss of $1.4 million, or $0.03 per share, in fiscal 2012.

"Fiscal year 2013 showcased the first full year of cloud revenues from our ShoreTel Sky offering, which have been growing steadily over the last six quarters and were up 35% year-over-year in the fourth quarter," said Peter Blackmore, CEO of ShoreTel. "We reported a very strong and profitable quarter with record revenues of $85.6 million, up 9% sequentially, driven by record premise revenues and the addition of nearly 1,200 new customers in the fourth quarter." Blackmore continued, "With our continued focus on improving operating efficiencies and sales productivity we drove our non-GAAP operating expenses to 57% of revenue in the fourth quarter. Coupled with the projected growth in our target markets, we are positioned for continued profitability in fiscal 2014."

Fourth Quarter Fiscal 2013 Financial Highlights

Non-GAAP gross margin for the fourth quarter of fiscal year 2013, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments, was 61.4 percent, compared with 62.6 percent in the year-ago quarter. GAAP gross margin for the fourth quarter of fiscal year 2013 was 59.9 percent, compared with 60.9 percent in the fourth quarter of fiscal year 2012.

GAAP net loss was $2.3 million, or $0.04 per share, in the fourth quarter of fiscal 2013, compared with a GAAP net loss of $5.0 million, or $0.09 per share, in the fourth quarter of fiscal 2012.

As of June 30, 2013, the company had $51.3 million in cash, cash equivalents and short-term investments and generated $5.9 million in cash flow from operations in the quarter.

Fiscal Year 2013 Financial Highlights

Non-GAAP gross margin, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments, was 62 percent for the 2013 fiscal year, compared with 65.4 percent for the 2012 fiscal year. GAAP gross margin for the 2013 fiscal year was 60.1 percent, compared with 64.3 percent for the 2012 fiscal year.

Non-GAAP operating income for fiscal year 2013 was $0.2 million, compared with non-GAAP operating income of $0.2 million for the 2012 fiscal year.

GAAP net loss for fiscal 2013 was $25.7 million, or $0.44 per share, which included non-cash stock-based compensation charges of $10.6 million, amortization of acquisition-related intangibles of $7.6 million, severance charges of $3.0 million, $1.9 million charge for a change in estimates for sales, telecom taxes and regulatory fees as well as other charges, and compared to a GAAP net loss of $20.7 million, or $0.41 per share, in fiscal 2012.

For fiscal year 2013, the company generated $10.3 million in cash flow from operations.

Line of Business Results

ShoreTel Sky

ShoreTel Sky revenues of $19.3 million were up 6 percent sequentially over the third quarter of fiscal 2013 which brought our fiscal year 2013 revenue growth to 26 percent over fiscal year 2012 on an organic basis. The total number of installed customer seats increased 49 percent over the fourth quarter of fiscal 2012. Revenue churn on an annualized basis remains very low at 3 percent.

Premise Business

Premise revenues of $66.3 million increased 10 percent sequentially from the third fiscal quarter and were up 3 percent from the fourth quarter of fiscal 2012. Non-GAAP gross margins in the premise business were 67.8 percent in the fourth quarter of fiscal 2013, compared with 67.1 percent in the fourth quarter of fiscal 2012. The company continued to increase its market share according to Synergy Research. In its latest report, Synergy estimates that the company's share of the United States Enterprise IP Telephony market increased from 6.4 percent in the December quarter of 2012 to 8.0 percent in the March quarter of 2013.

Select Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12

Annual recurring revenue run rate (in millions)	$ 114.7	$ 108.3	$ 104.9	$ 99.0	$ 93.6

Cloud Monthly Average Revenue Per User (ARPU)	$ 49	$ 50	$ 53	$ 55	$ 57

Cloud Average # of Seats per Customer	44	43	41	39	37

Cloud Monthly Revenue Churn Rate	0.3%	0.3%	0.3%	0.3%	0.3%

Total Company Headcount	965	957	965	942	933

Non-GAAP Gross Margin-Premise	67.8%	68.3%	67.3%	67.2%	67.1%
Non-GAAP Gross Margin-Cloud	39.1%	41.7%	43.3%	46.7%	42.2%

Business Highlights

Gains Share in both the U.S. Enterprise IP and U.S. UC as a Service Industries

The company continues to gain share in the IP telephony industry in the United States according to recent data published by Synergy Research Group. In its market share summary report for the first calendar quarter of 2013, Synergy found that ShoreTel had both the highest sequential market share and revenue growth rates for Enterprise IP Telephony compared to Avaya Inc., Cisco Systems, Inc. and Mitel Networks Corporation. In addition, ShoreTel gained share in the Unified Communications as a Service (UCaaS) Private Network segment and retains the number one position in that segment.

Moves into Testing Phase for ShoreTel Connect

ShoreTel completed development of the technical solution for its hybrid premise-to-cloud offering, ShoreTel Connect. Platform development and internal testing are complete, and external testing with customers and reseller partners will commence in the September 2013 quarter. Upon completion of the testing phase and rollout of general availability, customers will have the option to choose premise- or cloud-based UC solutions and applications as well as the ability to include the best of both in an integrated solution. ShoreTel expects to make the first ShoreTel Connect applications available beginning in early calendar 2014.

Introduces New Business-Grade iPad and iPhone Docking Station

The ShoreTel Dock transforms Apple® handhelds that are running the ShoreTel Mobility app into powerful business desk phones and enterprise collaboration tools. Employees can simply slide their ShoreTel Mobility enabled iPhone® or iPad® into the ShoreTel Dock and get instant access to the comfort, battery life and call quality of a business desk phone. The ShoreTel Dock is expected to start shipping in the September 2013 quarter.

New DECT Phones Launched in May 2013

The ShoreTel IP Phone 930D is a feature-rich cordless DECT phone solution well-suited for those needing a full telephony feature set along with in-building roaming capabilities. Designed for use in the front office or corporate environments, the ShoreTel IP Phone 930D solution seamlessly adds cordless handsets to any ShoreTel 14 installation. DECT handsets use a dedicated frequency band that is less congested than alternative wireless technologies and provide secure communication with voice and data encryption.

400 Series Phones Launched in July 2013

The new line of ShoreTel 400 series IP phones includes four new IP phone models that expand the ShoreTel portfolio to deliver new functionality and enhanced usability, including visual voice mail, an advanced user interface, and built-in diagnostics. The intuitive user interface of the 400 series IP phones extends the proven ergonomic advantages of ShoreTel IP phones, with a closer display and keypad and a lighter handset.

Business Outlook

ShoreTel is providing the following outlook for the quarter ending September 30, 2013:

  Revenue is expected to be in the range of $77 million to $83 million.
  GAAP gross margin is expected to be in the range of 59.5 percent to 60.5 percent, including approximately $1.2 million in stock-based compensation charges and amortization of acquisition-related intangibles. Non-GAAP gross margin, which excludes stock-based compensation, amortization of acquisition-related intangibles and other charges, is expected to be in the range of 61 percent to 62 percent.
  GAAP operating expenses are expected to be in the range of $53 million to $54 million, including approximately $4 million in stock-based compensation charges, amortization of acquisition-related intangibles and other charges. Non-GAAP operating expenses, which exclude stock-based compensation and other charges, are expected to be in the range of $49 million to $50 million.

Conference Call Information

The company will host a corresponding conference call and live webcast today at 2:00 p.m. Pacific Time. To access the conference call, dial +1-877-317-6789 for callers in the U.S. and +1-412-317-6789 for international callers and provide the operator with the conference identification number 10031474. A live webcast will be available in the Investor Relations section of the company's corporate web site at www.shoretel.com and an archived recording will be available beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter. An audio telephonic replay of the conference call will also be available beginning at approximately 4:00 p.m. Pacific Time today until approximately 6:00 a.m. Pacific Time on August 16, 2013 by dialing +1-877-344-7529 or +1-412-317-0088 for International callers and providing the conference identification number 10031474.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore, statements regarding future growth and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to grow our ShoreTel Sky business, our ability to maintain our premise business in a profitable manner, supply and manufacturing risks, our ability to control costs as we expand our business, increased risk of intellectual property litigation by entering into new markets, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, risks related to acquisitions, including technology and product integration risks, our ability to retain key personnel and customers and the risk of assuming unknown liabilities, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2012, and in its Form 10-Q for the quarter ended March 31, 2013.

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About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a provider of business communication solutions whose brilliantly simple unified communications platforms, applications and mobile UC solutions promise a new rhythm of workforce engagement and collaboration. With costly complexity eliminated by design from its award-winning, all-in-one IP phone system, UC and contact center solution, and its industry-leading hosted phone system, workers enjoy a freedom and self-reliance that other providers can't match. Users have full control to engage and collaborate, no matter the time, place or device, for the lowest cost and demand on IT resources in the industry. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit shoretel.com or shoretelsky.com.

ShoreTel, ShoreTel Sky, and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries.

Apple®, iPad® and iPhone® are trademarks of Apple Inc.

Investor Contact:
Melanie Friedman
The Blueshirt Group
415-217-4964
Melanie@blueshirtgroup.com

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of	As of
	June 30,	March 31,	June 30,
	2013	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$ 43,775	$ 36,773	$ 37,120
Short-term investments	7,501	11,598	18,375
Accounts receivable - net	37,118	32,085	34,198
Inventories	18,891	21,991	20,212
Indemnification asset	6,277	5,674	6,570
Prepaid expenses and other current assets	6,417	5,531	5,275
Total current assets	119,979	113,652	121,750

Property and equipment - net	15,625	16,390	10,495
Goodwill	122,750	122,750	122,665
Intangible assets	38,138	40,125	45,304
Other assets	3,295	3,467	2,939
Total assets	$ 299,787	$ 296,384	$ 303,153

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 9,790	$ 15,098	$ 9,697
Accrued liabilities and other	17,766	16,622	16,134
Accrued employee compensation	13,159	11,185	12,151
Accrued taxes and surcharges	11,312	10,138	7,852
Purchase consideration	3,577	3,525	9,398
Deferred revenue	39,692	35,452	35,829
Total current liabilities	95,296	92,020	91,061

Line of credit - net	29,004	29,974	19,946
Long-term deferred revenue	15,294	14,628	13,683
Long-term purchase consideration	-	-	3,305
Other long-term liabilities	4,053	3,700	4,926
Total liabilities	143,647	140,322	132,921

Stockholders' equity:

Common stock	322,258	319,880	310,648
Accumulated deficit	(166,118)	(163,818)	(140,416)
Total stockholders' equity	156,140	156,062	170,232

Total liabilities and stockholders' equity	$ 299,787	$ 296,384	$ 303,153

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue:
Product	$ 51,076	$ 51,108	$ 186,190	$ 182,009
Hosted and related services	19,289	14,253	70,277	15,547
Support and services	15,238	13,097	57,076	49,076
Total revenues	85,603	78,458	313,543	246,632
Cost of revenue:
Product	17,693	17,166	63,941	61,884
Hosted and related services	12,566	9,024	44,526	9,804
Support and services	4,086	4,477	16,624	16,465
Total cost of revenue	34,345	30,667	125,091	88,153
Gross profit	51,258	47,791	188,452	158,479
Gross profit %	59.9%	60.9%	60.1%	64.3%

Operating expenses:
Research and development	13,779	14,719	52,992	51,909
Sales and marketing	28,230	29,413	120,222	94,797
General and administrative	10,945	7,949	38,102	27,468
Acquisition-related costs	-	36	-	4,524
Total operating expenses	52,954	52,117	211,316	178,698
Loss from operations	(1,696)	(4,326)	(22,864)	(20,219)
Other income (expense) - net	(526)	(866)	(2,412)	(1,465)
Loss before provision for (benefit from) income tax	(2,222)	(5,192)	(25,276)	(21,684)
Provision for (benefit from) income tax	78	(147)	426	(947)
Net loss	$ (2,300)	$ (5,045)	$ (25,702)	$ (20,737)
Net loss per share:
Basic and diluted	$ (0.04)	$ (0.09)	$ (0.44)	$ (0.41)

Shares used in computing net loss per share:
Basic and diluted	59,035	57,932	58,633	50,591

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	June 30,				June 30,
	2013		2012		2013		2012
GAAP gross profit	$ 51,258		$ 47,791		$ 188,452		$ 158,479
Share-based compensation expense	243	(a)	281	(a)	1,058	(a)	1,005
Amortization of acquisition-related intangibles	1,017	(b)	1,009	(b)	4,050	(b)	1,703
Severance and other	15	(c)	-	(c)	25	(c)	-
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	927	(e)	-
Non-GAAP gross profit	$ 52,533		$ 49,081		$ 194,512		$ 161,187
Non-GAAP gross margin	61.4%		62.6%		62.0%		65.4%

GAAP loss from operations	$ (1,696)		$ (4,326)		$ (22,864)		$ (20,219)
Share-based compensation expense	1,704	(a)	2,961	(a)	10,605	(a)	12,643
Amortization of acquisition-related intangibles	1,906	(b)	1,898	(b)	7,606	(b)	2,756
Severance and Other	2,045	(c)	-	(c)	3,011	(c)	-
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	1,875	(e)	-
Litigation settlement	-	(f)	-	(f)	-	(f)	500
Acquisition-related costs	-	(g)	36	(g)	-	(g)	4,524
Non-GAAP income from operations	$ 3,959		$ 569		$ 233		$ 204

GAAP net loss	$ (2,300)		$ (5,045)		$ (25,702)		$ (20,737)
Share-based compensation expense	1,704	(a)	2,961	(a)	10,605	(a)	12,643
Amortization of acquisition-related intangibles	1,906	(b)	1,898	(b)	7,606	(b)	2,756
Severance and Other	2,045	(c)	-	(c)	3,011	(c)	-
Interest charge from change in fair value of purchase consideration	52	(d)	203	(d)	874	(d)	203
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(e)	-	(e)	1,875	(e)	-
Litigation settlement	-	(f)	-	(f)	-	(f)	500
Acquisition-related costs	-	(g)	36	(g)	-	(g)	4,524
Deferred tax benefit (provision) arising from tax impact of above items	(25)	(h)	(263)	(h)	89	(h)	(1,315)
Non-GAAP net income (loss)	$ 3,382		$ (210)		$ (1,642)		$ (1,426)

Non-GAAP net income (loss) per share:
Basic (i)	$ 0.06		$ (0.00)		$ (0.03)		$ (0.03)
Diluted	$ 0.06		$ (0.00)		$ (0.03)		$ (0.03)

Shares used in computing net income (loss) per share:
Basic (i)	59,035		57,932		58,633		50,591
Diluted	59,806		57,932		58,633		50,591

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended		Year Ended
		June 30,		June 30,
		2013	2012	2013	2012
(a)	Excludes stock-based compensation included in:
	Cost of product revenue	$ 12	$ 26	$ 110	$ 132
	Cost of hosted and related services revenue	71	37	188	37
	Cost of support and services revenue	160	218	760	836
	Research and development	311	790	2,789	3,614
	Sales and marketing	456	925	2,921	4,031
	General and administrative	694	965	3,837	3,993
		$ 1,704	$ 2,961	$ 10,605	$ 12,643

(b)	Excludes amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 268	$ 260	$ 1,054	$ 890
	Cost of hosted and related services	749	749	2,996	813
	Sales and marketing	851	851	3,404	1,012
	General and administrative	38	38	152	41
		$ 1,906	$ 1,898	$ 7,606	$ 2,756

(c)	Excludes severance and other expense included in:
	Cost of hosted and related services	$ -	$ -	$ 8	$ -
	Cost of support and services revenue	15	-	17	-
	Research and development	136	-	235	-
	Sales and marketing	560	-	1,379	-
	General and administrative	1,334	-	1,372	-
		$ 2,045	$ -	$ 3,011	$ -

(d)	Excludes interest charge from change in fair value of contingent consideration included in:
	Other expense	$ 52	$ 203	$ 874	$ 203

(e)	Excludes prior quarter charge for change in estimate of sales, use and telecommunications tax recognized in the current quarter:
	Cost of hosted and related services	$ -	$ -	$ 927	$ -
	General and administrative	-	-	948	-
		$ -	$ -	$ 1,875	$ -

(f)	Excludes litigation settlement included in:
	General and administrative	$ -	$ -	$ -	$ 500

(g)	Excludes direct acquisition costs included in:
	Acquisition-related costs	$ -	$ 36	$ -	$ 4,524

(h)	Excludes the deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (g) above.

(i)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q1 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	September 30, 2013

GAAP gross profit %	High	Low
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	60.5%	59.5%
Non-GAAP gross profit %	1.5%	1.5%
	62.0%	61.0%
Total GAAP operating expenses
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	$ 54,000	$ 53,000
Total non-GAAP operating expenses	$ (4,000)	$ (4,000)
	$ 50,000	$ 49,000